UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report relating to the termination of Mr. Randy McMullen’s employment agreement upon his departure from the Company and Mr. Ted Moore’s employment agreement upon his departure from the Company is incorporated by reference in this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Departure of Chief Executive Officer, President and Chief Financial Officer and Director, and Appointment of Successor Officers

On June 13, 2016 (the “Separation Date”), C&J Energy Services Ltd.’s (“C&J” or the “Company”) Chief Executive Officer, President and Chief Financial Officer, Randy McMullen, departed from the Company effective immediately. Mr. McMullen also resigned as a member of the Company’s Board of Director (the “Board”) effective upon his departure from the Company.

On June 13, 2016, the Board appointed Don Gawick as President and Chief Executive Officer, succeeding Mr. McMullen in those positions effective immediately. Mr. Gawick will continue performing his existing duties as the Company’s Chief Operating Officer, a position he has held since 2012.

Mr. Gawick is a 37-year veteran of the oilfield services industry and has held numerous senior management positions over the course of his career. Prior to joining C&J, from 2010 to 2012, he served as President and Chief Executive Office of Casedhole Solutions, Inc., a premier wireline services company that C&J acquired in 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger and between 1979 and 2010 he held numerous senior management positions, including oversight of all of Schlumberger’s oilfield business segments, focusing on operations, marketing, sales and business development, new technology development, service delivery, and health-safety-environmental management, with assignments throughout the United States, as well as in Canada, Europe, the Far East and Latin America. Mr. Gawick graduated from the University of Manitoba in 1979 with a B.S. in Electrical Engineering.

On June 15, 2016, the Board appointed Mr. Mark Cashiola to serve as C&J’s Chief Financial Officer. Mr. Cashiola joined C&J in January 2011 as the Company’s Controller (Chief Accounting Officer) and was promoted to Vice President – Chief Accounting Officer and Controller in 2012. He has over 18 years of finance, accounting and SEC reporting experience, the majority of which has been spent in the energy industry. Prior to joining C&J, Mr. Cashiola was Senior Controller for Precision Drilling Trust beginning in late 2008 through 2010, and Assistant Controller for Grey Wolf, Inc., prior to its acquisition by Precision, from 2005 through late 2008. Mr. Cashiola began his career in public practice working for Arthur Andersen, L.L.P. and KPMG, L.L.P. for a combined six years. He received a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.

In connection with Mr. McMullen’s departure, the Company and Mr. McMullen entered into a Waiver and Release Agreement dated as of the Separation Date (the “McMullen Agreement”) whereby, among other things, Mr. McMullen agreed to a general release of claims in favor of the Company and its affiliates. In connection with Mr. McMullen’s departure, Mr. McMullen will receive the payments and benefits payable upon a termination without cause pursuant to that certain employment agreement dated effective as of March 24, 2015 between the Company and Mr. McMullen, except that (i) for purposes of calculating such payments and benefits, Mr. McMullen’s annual base salary and target annual bonus shall each be deemed to be a higher amount than is provided for under Mr. McMullen’s employment agreement due to Mr. McMullen’s appointment to CEO in March 2016 without a corresponding change in his employment agreement and (ii) notwithstanding the terms of the employment agreement, as a result of certain restrictions applicable to the Company under its credit facility, Mr. McMullen will receive a lump sum cash payment in an amount equal to the value of outstanding restricted shares held by Mr. McMullen at the time of the Separation Date, based on the closing price of the Company’s company shares on the NYSE on the Separation Date, in lieu of any accelerated vesting of such shares. The payments and benefits provided to Mr. McMullen pursuant to his prior employment agreement and the McMullen Agreement are in lieu of all other compensation whatsoever, and other than as expressly set forth in his prior employment agreement or the McMullen Agreement, no other severance or termination benefits will be paid to Mr. McMullen as a result of his resignation or the termination of his employment agreement.

The McMullen Agreement includes a customary release by Mr. McMullen of claims against the Company and its affiliates and a mutual non-disparagement commitment by the parties. Additionally, Mr. McMullen is prohibited from at any time disclosing the Company’s confidential information and subject to certain other customary restrictions.

The foregoing description of the McMullen Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the McMullen Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. A copy of Mr. McMullen’s employment agreement with the Company is filed as Exhibit 10.8 to Nabors Red Lion Limited’s Registration Statement on Form S-4, dated September 29, 2014 (Registration No. 333-199004), and incorporated by reference herein.

Departure of Executive Vice President, General Counsel and Chief Risk Officer and Appointment of Successor

On June 13, 2016, the Company’s Executive Vice President, General Counsel and Chief Risk Officer, Ted Moore also departed from the Company effective immediately.

On June 15, 2016, the Board appointed Ms. Danielle Hunter as Executive Vice President, General Counsel and Chief Risk Officer. Ms. Hunter joined C&J in June 2011 and has served as the Company’s Vice President – Corporate & Compliance and Associate General Counsel. Prior to joining C&J, Ms. Hunter practiced corporate law at Vinson & Elkins L.L.P. from 2007 through 2011, representing public and private companies and investment banking firms in numerous capital markets offerings and mergers and acquisitions, primarily in the oil and gas industry. She also counseled clients with respect to corporate governance, compliance and disclosure, and general corporate matters. Ms. Hunter served as a judicial law clerk to the Honorable Judge Tucker Melancon, United States District Court – Western District of Louisiana, from 2006 to 2007. Ms. Hunter graduated magna cum laude and order of the coif with a J.D. from Tulane Law School.

In connection with Mr. Moore’s departure, the Company and Mr. Moore entered into a Waiver and Release Agreement dated as of the Separation Date (the “Moore Agreement”) whereby, among other things, Mr. Moore agreed to a general release of claims in favor of the Company and its affiliates. In connection with Mr. Moore’s departure, Mr. Moore will receive the payments and benefits payable upon a termination without cause pursuant to that certain employment agreement dated effective as of March 24, 2015 between the Company and Mr. Moore, except that notwithstanding the terms of the employment agreement, Mr. Moore waived any acceleration of unvested equity awards under the terms of the employment agreement and, hence, all outstanding restricted shares held by Mr. Moore at the time of the Separation Date were forfeited as of the Separation Date. The payments and benefits provided to Mr. Moore pursuant to his prior employment agreement and the Moore Agreement are in lieu of all other compensation whatsoever, and other than as expressly set forth in his prior employment agreement or the Moore Agreement, no other severance or termination benefits will be paid to Mr. Moore as a result of his resignation or the termination of his employment agreement.

The Moore Agreement includes a customary release by Mr. Moore of claims against the Company and its affiliates and a mutual non-disparagement commitment by the parties. Additionally, Mr. Moore is prohibited from at any time disclosing the Company’s confidential information and subject to certain other customary restrictions.

The foregoing description of the Moore Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Moore Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein. A copy of Mr. Moore’s employment agreement with the Company is filed as Exhibit 10.9 to Nabors Red Lion Limited’s Registration Statement on Form S-4, dated September 29, 2014 (Registration No. 333-199004) and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On June 15, 2016, C&J issued a press release announcing the appointment of the officers described under Item 5.02 of this Current Report, a copy of which is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

Exhibit 10.1	Waiver and Release Agreement with Randy McMullen, dated June 13, 2016

Exhibit 10.2	Waiver and Release Agreement with Ted Moore, dated June 13, 2016

Exhibit 99.1	Press Release dated June 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: June 17, 2016	By:	/s/ Brian Patterson
Brian Patterson
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 10.1	Waiver and Release Agreement with Randy McMullen, dated June 13, 2016

Exhibit 10.2	Waiver and Release Agreement with Ted Moore, dated June 13, 2016

Exhibit 99.1	Press Release dated June 15, 2016